Exhibit 99.1

         Korn Ferry Announces Pricing of $400 Million Senior Notes Offering

December 12, 2019

LOS ANGELES—(BUSINESS WIRE)—Dec. 12, 2019—Korn Ferry (NYSE: KFY) (the “Company”) today announced the pricing of its previously announced offer of $400 million in aggregate principal amount of its 4.625% Senior Notes due 2027 (the “Notes”) in a private offering. The offering is expected to close on December 16, 2019, subject to customary closing conditions. The Company intends to use the proceeds from this offering to repay all amounts outstanding under its existing five-year senior secured revolving credit facility and to pay expenses and fees in connection therewith and for general corporate purposes. In addition, the Company expects, subject to customary closing conditions, to close a new $650 million five-year senior secured revolving credit facility in connection with the closing of the offering on December 16, 2019.

The Notes were offered and will be sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with any of the Company’s existing and future senior indebtedness and senior in right of payment to any of its future subordinated indebtedness. Certain of the Company’s domestic subsidiaries (each, a “Subsidiary Guarantor”) will guarantee obligations under the Notes with guarantees that will rank equally in right of payment with any of the existing and future senior indebtedness of each such Subsidiary Guarantor and senior in right of payment to any future subordinated indebtedness of such Subsidiary Guarantor.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release will not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Korn Ferry

Korn Ferry is a global organizational consulting firm. We work with clients to design their organizational structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward, develop, and motivate their workforce. And, we help professionals navigate and advance their careers.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “will,” “may,” “expect,”

“anticipate,” “believe,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements are based on Korn Ferry’s current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of Korn Ferry. Readers are cautioned not to place undue reliance on such statements.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: competition in our industries; the failure to attract and retain consultants; local and global economic conditions; the possibility that Korn Ferry or their respective subsidiaries and affiliates may be adversely affected by other economic, business, and/or competitive factors; risks associated with our indebtedness; and other risks and uncertainties indicated from time to time in filings with the SEC by Korn Ferry.

Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    MEDIA CONTACT

    Dan Gugler

    310 552 1834

    dan.gugler@kornferry.com

    INVESTOR CONTACT

    Gregg Kvochak

    310 552 1834

    gregg.kvochak@kornferry.com